ACQUISITION AND PURCHASE AGREEMENT

                                   DATED AS OF

                                  June 14, 2013

                                 BY AND BETWEEN


                               HINTO ENERGY, INC.

                                       AND

                                  JAKE OIL, LLC

                       ACQUISITION and purchase AGREEMENT

         This AGREEMENT, dated as of June 14, 2013 (the "Agreement"), by and between Hinto Energy, Inc. ("HEN"), a Wyoming Corporation and Jake Oil, LLC, a Montana limited liability company hereinafter referred to as "JO".

         WHEREAS, the Board of Directors of HEN and the manager of JO, respectively, have each approved, as being in the best interest of the respective entities, the Acquisition of certain assets of JO as listed on attached Exhibit A and B by HEN, in accordance with the applicable provisions of the Wyoming Statutes and Montana Revised Statutes;

         WHEREAS, HEN and JO desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the acquisition; and

         WHEREAS, this Agreement is intended to set forth the terms upon which certain mineral assets listed on Exhibit A, B and D hereto, and certain equipment described in Exhibit C will be acquired by HEN from JO.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE I
                                THE CONSIDERATION

SECTION 1.01 Purchase Price, Consideration/Acquisition; Effective Time. The Purchase price of the assets shall be valued at $25,000, payable as follows:

a) $15,000 in cash to certain vendors and a payment on an injection well settlement, to clear claims or potential claims against Jake Oil, Eric Olsen or potential lease encumbrance;

b) Replacement of to the State of Montana Plugging and Abandonment Bond on the assets listed on Exhibit A in an amount not to exceed $60,000,such replacement to occur within 30 days of the recordation of the assignment of the lease, and Bill of Sale delivery for the assets listed on Exhibits A, B, C and D;

c) Other matters - Eric Olsen will purchase 120,000 shares of Hinto Energy restricted common stock with the refund of $60,000 in Montana state bonds, replaced by Hinto Energy (see c, above), when refunded after transfer of leases to Hinto Energy and Hinto posting new state bonds.

 d)           A 5% carried working interest in the Unit assigned to Eric Olsen;
              this  interest  will  be   transferred  to  August  Energy  after
              acquisition

               Consulting offered by August Energy to HEN at 60 % of industry standard rate which is $1500 daily.

SECTION 1.02      Effect of the Acquisition

The Acquisition shall become effective upon the delivery of the duly executed assignment of leases at an NRI of not less than reflected in Exhibit B, or 75%and conveyance of title to the assets listed on Exhibits A, B, C and Exhibit D by JO to HEN and delivery of the above-listed consideration specified in paragraphs 1.01 a) and b) by HEN to JO:

SECTION 1.03      Conveyance Instrument

               The Assignment of Leases and Bill of Sale shall be in the form attached hereto.

SECTION 1.04      Closing

               The closing shall occur on or before June 21, 2013.

                                  ARTICLE II
                                  TITLE MATTERS

SECTION 2.01      Seller's Title

(a) The provisions of this Article 2 provide Purchaser's exclusive remedy with respect to title to the Leases and assets.

(b) The assignment of Leases and assets to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit E hereto (the "Assignment").

         2.02 Definition of Defensible Title.

         As used in this Agreement, the term "Defensible Title" means that title of Seller which, subject to Permitted Encumbrances:

               (a) Entitles Seller to receive the net revenue interest (currently 100% working interest) of the oil, gas and other associated minerals produced, saved and marketed from any well existing or hereafter drilled on the property as described in Exhibit A and D, except for variances as described in exhibit A and D at a lease or well level,

               (b) Is free and clear of liens and encumbrances, to include the release of an Oil and Gas Lien filed on the 24th day of March 2010 in Montana, County of Yellowstone, against the oil and gas wells listed in Exhibit C, by Jake Oil and Gas Consultants, LLC.

         Section 2.03      Delivery.

                  (a) Seller agrees to convey the Lease to Purchaser with "Defensible Title" to such leases. Purchaser shall notify Seller in writing of any discovered title defect.

                   (b)Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove any title defect on or before thirty (30) days after the Closing Date (the "Cure Period"), unless the parties otherwise agree, any Title Defects of which it has been advised by Purchaser.

                  (c) In the event Seller  elects to proceed  under this Section
         (a), Seller and Purchaser shall attempt to agree on all Title Defects and Title Defect Amounts on ten days written notice. If Seller and Purchaser are unable to agree by that date, then, Seller's good faith estimate of all such Title Defect Amounts shall be used to determine the Closing Payment, and the Title Defect Amounts in dispute shall be exclusively and finally resolved by mediation pursuant to this Section. The parties agree that there shall be chosen a single mediator, who shall be a title attorney with at least ten (10) years' experience in oil and gas titles in the State of Montana as selected by mutual agreement of Purchaser and Seller within fifteen (15) days after the end of the Cure Period. Absent such agreement, the mediator shall be selected from Judicial Arbiter Group (the "Title Arbitrator").The proceeding shall be held in Denver, Colorado to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator's determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth herein and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. The Title
         Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, and Title Defect Amounts submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Arbitrator.

         (d) Notwithstanding anything herein to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for individual Title Defects that do not exceed Ten Thousand and No/100 Dollars ($10,000.00); and in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for Title Defects unless the amount of all Title Defect Amounts for Title Defects covered by this agreement in the aggregate exceeds a deductible in an amount equal to twenty five percent (25%) of the Purchase Price, after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies with respect to all Title Defects in excess of such deductible.

                                   ARTICLE III

                                     CLOSING

SECTION 3.01      Closing

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or June21, 2013 or, to the extent extended there under, at the offices of HEN, located at 7609 Ralston Road, Arvada, CO 80002 or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HEN

         Except as set forth in the applicable section of the disclosure schedule delivered by HEN to Sellers prior to the execution of this Agreement (the "HEN Disclosure Schedule"), HEN represents and warrants to Sellers as follows:

SECTION 4.01      Organization of HEN; Authority

         HEN is an Entity duly organized, validly existing and in good standing under the laws of the State of Wyoming. HEN has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by HEN of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of HEN, including, without limitation, the approval of the board of directors of HEN. The Transaction Documents have been duly executed and delivered by each of HEN and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of HEN, enforceable against HEN in accordance with its terms. HEN has heretofore delivered or made available to JO complete and correct copies of the certificate of incorporation and by-laws of HEN, as in effect as of the date of this Agreement, and HEN is not in violation of its organizational documents.

SECTION 4.02      No Violation; Consents and Approvals

         The execution and delivery by HEN of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of HEN (b) any Law applicable to HEN or the property or assets of HEN, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of HEN under any contract to which HEN is a party or by which HEN or any assets of HEN may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 2.04 of the HEN Disclosure Schedule, if any and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on HEN. No Governmental Approval is required to be obtained or made by or with respect to HEN in connection with the execution and delivery of this Agreement or the consummation by HEN of the transactions contemplated hereby.

SECTION 4.03      Litigation; Compliance with Laws

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of HEN, threatened against, relating to or affecting HEN assets listed on Exhibit A or B that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) HEN has complied and is in compliance in all material respects with all laws applicable to HEN or its assets. Neither HEN has received notice from any Governmental Entity or other Person of any material violation of law applicable to the assets. HEN has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to HEN, its business or assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of HEN, threatened to revoke or limit any such License.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF JO

         Except as set forth in the applicable section of the disclosure schedule delivered by JO to HEN prior to the execution of this Agreement (the "JO Disclosure Schedule"), JO represents and warrants to HEN as follows:

SECTION 5.01      Organization of JO

         JO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Montana and has all requisite power and authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by JO of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of JO, including, without limitation, the approval of the interest holders of JO. The Transaction Documents have been duly executed and delivered by JO and, assuming that the Transaction Documents constitute a valid and binding obligation of HEN, constitute a valid and binding obligation of JO.JO is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business conducted by it which makes such qualification necessary. JO has herewith delivered or made available to HEN complete and correct copies of the articles of organization and conversion to a limited liability company and by-laws of JO, incorporation, as in effect as of the date of this Agreement.JO is not in violation of its organizational documents.

SECTION 5.02      No Violation; Consents and Approvals

         The execution and delivery by JO of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of JO, or (b) any Laws applicable to JO or the property or assets of JO.

SECTION 5.03      Litigation; Compliance with Laws

         (a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of JO, threatened against, relating to or affecting JO, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of JO in JO capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against JO, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of JO in JO capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

         (b) JO has complied and is in compliance in all material respects with all Laws applicable to JO, its business or its assets.JO has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

SECTION 6.01      Access to Information

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents such reasonable information related to this Agreement and performance hereunder. With respect to JO, it shall provide to HEN full access, upon reasonable notice and during normal business hours, to JO's title chain and abstract information on the assets. HEN shall provide JO with all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries and that JO and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 5.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made. It is hereby acknowledged the HEN has filed all of its financial reports with the SEC which shall constitute delivery of the same to JO.

SECTION 6.02      Legal Conditions to Transaction; Reasonable Efforts

         JO and HEN shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Transaction and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of JO Subsidiaries in connection with the Transaction.JO and HEN will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by JO or HEN in connection with the Transaction or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.03      Certain Filings

HEN is a publicly trading company.  Each party shall cooperate with the other in
(a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Exchange.

SECTION 6.04      Public Announcements and Filings

         Prior to any release, each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.05      Tax Matters

         No representation is made that this is a non-taxable transaction.

SECTION 6.06      Supplements to Schedules

         Prior to the Closing, JO will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 5.07 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing. Prior to the Closing, HEN may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this
Section 6.06 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.


                                   ARTICLE VII
                            CONDITIONS OF THE CLOSING

SECTION 7.01     Conditions to Each Party's Obligation to Effect the Transaction

         The respective obligations of each party to effect the Transaction contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law.

         No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Transaction or any transaction contemplated by this Agreement; provided, however, that the parties shall use reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02      Additional Conditions of Obligations of HEN

         The obligations of HEN to effect the Transaction and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by HEN:

         (a) Representations and Warranties. The representations and warranties of JO set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of JO. JO shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) No Material Adverse Change. From the date hereof through and including the Effective Time, no event shall have occurred which would have a Material Adverse Effect on the assets being acquired on assets being acquired.

         (d) Third Party Consents.JO shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by JO of this Agreement and the consummation of the transaction contemplated hereby.

         (e) Deliveries. At the Closing, JO shall have delivered to HEN true, correct and complete copies of resolutions duly and validly adopted by the Board of Directors of JO evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary of JO, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

         (f) JO's Secured Indebtedness. All outstanding Indebtedness of JO secured by the assets listed on Exhibit A and B shall have been fully paid at or prior to Closing and the subject assets shall be assigned and conveyed free and clear of all liens and encumbrances.

         (g) JO shall have provided all due diligence materials and title evidence as requested by HEN and HEN shall have been satisfied with such due diligence and title evidence in HEN's sole discretion.

SECTION 7.03      Additional Conditions of Obligations of JO

         The obligation of JO to effect the Transaction and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by JO:

         (a) Representations and Warranties. The representations and warranties of HEN set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of HEN. HEN shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01      Termination

         This Agreement may be terminated at any time prior to the Effective Time, by HEN or JO as set forth below:

         (a)      by mutual consent of the boards of directors of HEN and JO; or

         (b) by HEN upon written notice to JO, if any condition to the obligation of HEN to close contained in Article VII hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of HEN's breach of any of its representations, warranties, covenants or agreements contained herein); or

         (c) by JO upon written notice to HEN, if any condition to the obligation of JO to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of JO's breach of any of its representations, warranties, covenants or agreements contained herein); or

         (d) by HEN if the board of directors or special committee of HEN determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the HEN board of directors or special committee to the HEN stockholders under applicable law.

SECTION 8.02      Fees, Costs and Expenses

         Whether or not the Transaction is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto, shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.



                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01     Notices

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

         if to HEN to:              Hinto Energy, Inc.
                                    7609 Ralston Road
                                    Arvada, CO 80002

         if to JO to:               Jake Oil, LLC


                                    PO Box 80806
                                    Billings, Montana 59108


or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02     Amendment; Waiver

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03     Successors and Assigns

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and JO respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04     Governing Law

         This Agreement shall be construed in accordance with and governed by the law of the State of Wyoming without regard to principles of conflict of laws.

SECTION 10.05     Waiver of Jury Trial

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06     Consent to Jurisdiction

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts).Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the parties designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07     Counterparts; Effectiveness

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08     Entire Agreement; No Third Party Beneficiaries; Rights of
                  Ownership

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Exchange until consummation thereof.

SECTION 10.09     Headings

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECITON 10.10     No Strict Construction

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11     Severability

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                                   ARTICLE XI
                                   DEFINITIONS

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Closing" shall have the meaning set forth in Section 1.04 of this Agreement.

         "Effective Time" shall be the date all conditions and performance hereunder has been completed but no later than June21, 2013.

         "HEN" shall have the meaning set forth in the preamble to this Agreement.

         "HEN" Common Stock" shall have the meaning set forth in the recitals to this agreement.

         "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "JO" shall have the meaning set forth in the preamble to this Agreement.

         "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the Exchange of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, shares, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectability) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon shares rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership shares in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person. Notwithstanding anything to the contrary in this Agreement, the term "Indebtedness" expressly includes the following debts and obligations of JO:

         "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "License" shall mean any franchise, authorization, license, and permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, Limited Liability Company, association, Entity, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "Transaction" shall mean the business arrangement set forth in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Acquisition and Purchase Agreement to be duly executed as of the day and year first above written.

                                                 HINTO ENERGY, INC.
                                                 a Wyoming Corporation

                                                 By:      /s/ George E. Harris
                                                        Name: George E. Harris
                                                        Title: CEO



                                                 JAKE OIL, LLC
                                             a Montana Limited Liability Company



                                                 By:      /s/ Eric H. Olsen
                                                        Name: Eric H. Olsen
                                                        Title: Managing Member



                                                     Eric H. Olsen



                                                  By:/s/ Eric H. Olsen

                                    EXHIBIT A
                                   UNIT LEASES
                            Bureau of Land Management
                                Case Recordation
                           (Mass) Serial Register Page

Run Date:         07/09/2012
01 02-25-1920;041STAT0437;30USC181                            Total Acres               Serial Number
Case Type:  318220:  O&G SECONDARY UNIT                          558.650                MTM----085910X
Commodity 459:    OIL & GAS         L
Case Disposition:  AUTHORIZED
                                                                       Serial Number: MTM---085910X
Name & Address                                                               Int Rel                 %Interest
------------------------- ---------------------- --------------------------- ----------------------- ----------------BLM Montana SO
501 Southgate Dr       Billings, MT 59101-4660     OFFICE OF RECORD        0.00000000
Jake Oil, LLC             BOX 5086               Billings MT 59108           Operator                100.000000

                                                                       Serial Number:  MTM---085910X
Mer Twp   Rng    Sec       STyp     SNR Suff    Subdivision   District/Field Office       County                  Mgmnt Agency
-------------------------- -------- ----------- ------------- --------------------------- ----------------- ------------------------

20  0080N 0240E 001        LOTS                 3,4,5,6       Billings Field Office       MusselShell       Bureau of Land Mgmnt
20  0080N 0240E 002        LOTS                 1,2,7,8       Billings Field Office       MusselShell       Bureau of Land Mgmnt
20  0090N 0240E 034        AUG                  SE            Billings Field Office       MusselShell       Bureau of Land Mgmnt
20  0090N 0240E 035        AUG                  SW            Billings Field Office       MusselShell       Bureau of Land Mgmnt

                                                                       Serial Number:  MTM---085910X
Act Date            Code              Action                             Action Remark                      Pending  Office
------------------- ----------------- ---------------------------------- ---------------------------------- --------------------
9/18/1996           383               Case Established                   Designation Receiver
9/18/1996           500               Geographic Name                    Mason Lake
10/29/1996          519               Agrmnt/Expansion Desig
11/18/1996          680               Agreement filed
11/26/1996          334               Agmnt approved
12/01/1996          516               Formation                          CCRKCI; 1st Cat Creek
12/01/1996          525               Acres-NonFederal                   160.00;28.64% State
12/01/1996          526               Acres-NonFederal                   278.50; 49.85% Fex
12/01/1996          526               Acres - Federal Int 100%           120.15; 23.51%
12/01/1996          868               Effective Date                     /A/ Unit Agreement
12/01/1996          909               Bond Accepted                      ;MT0912
11/20/1997          378               Bond Period Terminated             ;MT0912
11/20/1997          909               Bond Accepted                      ;MT0964
4/18/2005           378               Bond Period Terminated             MTO964;
4/18/2005           909               Bond Accepted                      ;MT9000091
4/24/2005           672               Successor Operator                 Black Hawk/Jake Oil

                                                                       Serial Number:  MTM---085910X
Line Nr             Remarks
------------------- -------------------------------------------------------------------------------------------------
0001                /A/EXHIBIT C EFFECTIVE 12/01/1996
0002                Lease Serial No Tm# PE 1% PE 2% PE 3%
0003                MTN   0 63166 # 1A  14.505600
0004                MTN  0  63166 # 1B    7.158700
0005                STATE                     2   28.054800
0006                FEX                          3   28.778800
0007                FEX                          4   21.505100
0008                #Indicates Lease Eligible for Segregation
0009                Lands remaining is unitized lease
0010                TIA, 8N,24E,S2 Lots 1 and 8
0011                TIB, 8N,24E,S2 Lots 2 and 7
0012                All leases and interests fully committed by MDOJCC

NO WARRANT IS MADE BY BLM FOR USE OF THE DATA FOR PURPOSES NOT INTENDED BY BLM

                                    EXHBIT B
                                   WI/ORRI/NRI

Mason Lake (1st Cat Creek) Unit
Township 8 North and Township 9 North, Range 24 East
Musselshell, County


   Tract
  Federal
  Minerals               Legal Description              Acres      Lessor & Exp. Date        LOR & %           Lessee of Record
------------- ----------------------------------------- ------- ------------------------- -------------- ---------------------------
    1(a)      T8N-R24E SEC 2 Lots 1(19.84), 8(40.00)    50.84   MTM-063196(acq)HBP         11.700000%     Black Hawk Resources, LLC






                                                                                          --------------
                                                                                            11.70000%

                                                                                            12.50000%







                                                                                          --------------
                                                                                            12.50000%

    1(b)      T8N-R24E Sec 2: Lots 7(20.31), 8(40.00)   60.31     MTM-063166(acq) HBP      11.700000%     Black Hawk Resources, LLC








                                                                                          --------------
                                                                                           11.700000%

                                                                                           12.500000%









                                                                                          --------------
                                                                                            12.50000%









   Tract                    ORRI Owners                     ORRI %                 WI Owners                WI %
------------ ------------------------------------------- ------------- ---------------------------------- ----------
   1(a)      *S&L Energy, Inc. - 1.93014 RI               1.930140%       Black Hawk Resources, LLC-1      100.00%
             *Guy L. Wiggs - .48897 ORRI                  0.488970%
             *Stanley H. Collins - .53343 ORRI            0.533430%
             *Irvin Kranzler - 1.10018 ORRI               1.100180%
             *John D. Lawrence Jr. - 1.800030 ORRI        1.800300%
             *John Bratt Lawrence-.60010 ORRI             0.600100%
             *John R. Warne- .36672 OORI                  0.366720%
                                                         -------------

                                                          6.819840%                          18.5196400%   81.48%

             **S&L Energy, Inc. - 1.93014 RI              1.930140%       Black Hawk Resources, LLC-1      100.00%
             **Guy L. Wiggs - .48897 ORRI                 0.488970%
             **Stanley H. Collins - .97794 ORRI           0.977940%
             **Irvin Kranzler - 1.10018 ORRI              1.100180%
             **John D. Lawrence Jr. - 3.300555 ORRI       3.300555%
             **John Bratt Lawrence- 1.100185 ORRI         1.100185%
             **John R. Warne- .36672 OORI                 0.366720%
             **Bank of Denver - 2.00000 ORRI               2.00000%
                                                         -------------

                                                          11.264690%                          23.764590%   76.24%

   1(b)      *S&L Energy, Inc. - 1.93014 RI               1.930140%       Black Hawk Resources, LLC-1      100.00%
             *Guy L. Wiggs - .48897 ORRI                  0.488970%
             *Stanley H. Collins - .53343 ORRI            0.533430%
             *Irvin Kranzler - 1.10018 ORRI               1.100180%
             *John D. Lawrence Jr. - 1.80030 ORRI         1.800300%
             *John Bratt Lawrence- .60010 ORRI            0.600100%
             *John R. Warne- .36672 OORI                  0.366720%
             *Keith R. Anderson- 1.50% ORRI               1.500000%
                                                         -------------

                                                          8.319640%                            20.019840   79.98%

             **S&L Energy, Inc. - 1.93014 RI              1.930140%       Black Hawk Resources, LLC-1      100.00%
             **Guy L. Wiggs - .48897 ORRI                 0.488970%
             **Stanley H. Collins - .97794 ORRI           0.977940%
             **Irvin Kranzler - 1.10018 ORRI              1.100180%
             **John D. Lawrence Jr. - 3.300555 ORRI       3.300555%
             **John Bratt Lawrence- 1.100185 ORRI         1.100185%
             **John R. Warne- .36672 OORI                 0.366720%
             **Bank of Denver - 2.00000 ORRI              2.000000%
             **Keith R. Anderson - 1.50%                  1.500000%
                                                         -------------

                                                          12.764690%                          25.264690%   74.74%

*When average daily production is less than 15 barrels per day, ownership is as set out above. **When average daily production is greater than 15 barrels per day, ownership is as set out above.

1 FEDERAL TRACT TOTALING 120.15 ACRES, COMPRISING 21.50721% OF THE TOTAL UNIT AREA.


                                 EXHIBIT B CONT.

Mason Lake (1st Cat Creek) Unit
Township 8 North and Township 9 North, Range 24 East
Musselshell, County

   Tract
  State of
  Montana
  Minerals        Legal Description        Acres      Lessor & Exp. Date        LOR & %            Lessee of Record
------------- --------------------------- --------- ------------------------ -------------- -------------------------------
     2         T9N-R24E, Sec. 34: SE%      160.00   31,999-96 B HBP            13.00000%      Black Hawk Resources, LLC



                                                                             --------------
                                                                               13.0000%


   Tract                    ORRI Owners                     ORRI %                 WI Owners                WI %
------------ ------------------------------------------- ------------- ---------------------------------- ----------
     2       *S&L Energy, Inc. - 5.25000 ORRI             5.250000%       Black Hawk Resources, LLC-1      100.00%
             *J&B Production - 1.75000 ORRI               1.750000%
                                                         -------------
                                                          7.000000%                           20.000000%   80.00%

1 STATE OF MONTANA TRACT TOTALING 160.00 ACRES, COMPRISING 28.64047% OF THE TOTAL UNIT AREA


Mason Lake (1st Cat Creek) Unit
Township 8 North and Township 9 North, Range 24 East
Musselshell, County

   Tract
  Patented
  Minerals        Legal Description        Acres         Lessor & Exp. Date          LOR & %          Lessee of Record
------------- --------------------------- -------- ------------------------------- ------------ -----------------------------
     3         T9N-R24E,Sec. 35: SW%      160.00   B.E VanArsdale, Jr 7-6-98        4.06250%     Black Hawk Resources, LLC
                                                   Alice VanArsdale   7-6-98        4.06250%
                                                   Hall Family Trust 11-2-98        3.56250%
                                                   Norman Family Trust11-2-98       3.56250%
                                                   John Clarke Adams7-6-98          2.00000%
                                                   Nancy McSweyn 7-6-98             0.25000%
                                                   LRM Corporation 7-6-98           0.25000%
                                                   David T. Hansen 11-2-98          0.33333%
                                                   Margaret P Hansen11-2-98         0.33333%
                                                   Sara H. Walsh 11-2-98            0.33334%
                                                                                   ------------

                                                                                    18.75000%

     4        T8N-R24E                    118.50   B.E VanArsdale, Jr 7-6-98        4.06250%     Black Hawk Resources, LLC
               Sec. 1: Lots 3(19.07),              Alice VanArsdale   7-6-98        4.06250%
              4(19.43), 5(40.00),                  Hall Family Trust 11-2-98        3.56250%
              6(40.00)                             Norman Family Trust11-2-98       3.56250%
                                                   John Clarke Adams7-6-98          2.00000%
                                                   Nancy McSweyn 7-6-98             0.25000%
                                                   LRM Corporation 7-6-98           0.25000%
                                                   David T. Hansen 11-2-98          0.33333%
                                                   Margaret P Hansen11-2-98         0.33333%
                                                   Sara H. Walsh 11-2-98            0.33334%
                                                                                   ------------

                                                                                    18.75000%






   Tract                    ORRI Owners                     ORRI %                 WI Owners                WI %
------------ ------------------------------------------- ------------- ---------------------------------- ----------
     3       *S&L Energy, Inc. - 1.25000 ORRI             1.250000%       Black Hawk Resources, LLC-1      100.00%









                                                         -------------

                                                          1.250000%                           20.000000%   80.00%

     4       *S&L Energy, Inc. - 1.25000 ORRI             1.250000%       Black Hawk Resources, LLC-1      100.00%









                                                         -------------

                                                          1.250000%                           20.000000%   80.00%

2 FEE TRACTS TOTALING 278.50 ACRES, OMPRISING 49.82532% OF THE TOTAL UNIT AREA.


RECAPULATION

MINERAL OWNER                                   ACRES IN UNIT             PERCENTAGE OF UNIT AREA
---------------------------------------- ---------------------------- --------------------------------
USA (Federal)                                      120.15                        21.50721%
STATE OF MONTANA                                   160.00                        28.64047%
FEE (Patented)                                     278.50                        49.85232%
TOTAL                                              558.65                         100.00%

  Participation       Area                           STATE             MMS            TOTALS            MMS
------------------ ----------- ---------------- ---------------- ---------------- --------------- ----------------
                       1A         14.5056%          0.0000%         12.5000%        1.813200%     2.71%
                       1B          7.1557%          0.0000%         12.5000%        0.894463%     STATE
                       2          28.0548%          13.000%          0.0000%         3.6471%      3.65%
                       3          28.7788%          0.0000%          0.0000%         0.0000%
                       4          21.5051%          0.0000%          0.0000%         0.0000%
                               ----------------

                                  100.0000%





                                    EXHIBIT C
                            WELLS AND ASSET INVENTORY

                          WELLS IN THE MASON LAKE UNIT
                           MUSSELSHELL COUNTY, MONTANA

API NUMBER                      WELL NAME                      LEASE NUMBER         DESCRIPTION

25-065-21439                    Government Hall Federal #1     MTM-63166            Township 8N, Range24 East, MPM
                                                                                    Section 2: NE1/4NE1/4

25-065-21433                    Van Arsdale #14-35             Fee                  Township 9N, Range 24E, MPM
                                                                                    Section 35: NE1/4SW1/4

25-065-21817A                   State #44-34                   State                Township 9N, Range 24E, MPM
                                                                                    Section 34: SE1/4SE1/4

25-065-21396                    State #34-34                   State                Township 9N, Range 24E, MPM
                                                                                    Section 34: SW1/4SW1/4

25-065-21420                    State #43-34                   State                Township 9N, Range 24E, MPM
                                                                                    Section 34: NE1/4SE1/4

25-065-21625                    Van Arsdale #11X-1             Fee                  Township 8N, Range 24E, MPM
                                                                                    Section 1: NW1/4NW1/4


Van Arsdale 11x-1 is plugged and abanadoned.

Van Arsdale 31x-3 is outside unit. It produces water and oil from the Amsden. It should be included in unit as water source well.


                                    EXHIBIT C
                      WELLS AND ASSET INVENTORY - CONTINUED







only 2 tanks on federal lease now.

3800 feet of PH6 sold off several years ago.

                                    EXHIBIT D
               LEASES TO BE ASSIGNED IF IN FORCE AT PURCHASE DATE

                                     OMITTED

                                    EXHIBIT E

                      ASSIGNMENT OF LEASES AND BILL OF SALE

STATE OP MONTANA                              ss.
                                              ss.
COUNTY OF MUSSELSHELL                         ss.


Effective as of June 14, 2013 at 12:01 a.m., MST ("Effective Date"), Jake Oil, LLC a Montana limited liability company.

("Assignor"), for good and valuable cash consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the reservations and conditions herein contained, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER and ASSIGN unto and Hinto Energy, Inc. a Colorado corporation("Buyer"),("Assignee"), all of Assignor's right, title and interest in and to the following (collectively, the "Assets"):

                  (i) The oil and gas leases (including all leasehold estates, mineral interest, royalty interests, overriding royalty interests, net profits interests, or similar interests) specifically described in Exhibits A, B, C and D(collectively, the "Leases") and the lands covered thereby or lands pooled or unitized therewith (the "Lands");


                      (ii) The oil, gas, casing head gas, coal bed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other lease substances ("Hydrocarbons") under the Leases arid that may be produced and saved under the Leases;

                (iii) The unitization, pooling and communalization agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Sections 1.3(a) through (e) and to the production of Hydrocarbons, if any, attributable to said properties and interests;

                (iv) All equipment, machinery, fixtures and other tangible personal property and improvements located on or used or held for use in connection with the operation of the interests described in (i) through (iv), above, including any wells, tanks, hollers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, platforms, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements arid facilities;

         TO HAVE AND TO HOLD of all said Assets unto Assignee, its successors and assigns, forever? This Assignment is made and accepted expressly subject to the following terms and conditions:

1. THIS ASSIGNMENT IS MADE WITHOUT .ANY WARRANTY OF ANY KINDTO THE ASSETS, INCLUDING WITHOUT LIMITATION WARRANTIES OF TITLE,WHETHER EXPRESS, IMPLIED OR STATUTORY EXCEPT \\`ITH RESPECT TOTITLE CLAIMS ARISING BY, THROUGH AND UNDER ASSIGNOR, PURSUANT TO THE TERMS OF THE ACQUISITION AND PURCHASE AGREEMENT, DATED June 14, 2013, BUT NOT OTHERWISE.

     2. IT IS EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT ANY PERSON PROPERTY, FIXTURES, EQUIPMENT AND ITEMS THAT COMPRISE THE ASSETS ARE BEING CONVEYED TO ASSIGNEE "AS IS" AND "WHERE IS"ANDWITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FORA PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED, AND ASSIGNEEACCEPTS SUCH ASSETS IN THEIR PRESENT CONDITION WITH ALL FAULTSAND DEFECTS, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OFNATURALLY OCCURRING RADIOACTIVE MATERIAL, IN
          ADDITION,ASSIGNOR MAKES NO REPRESENTATION, COVENANT, OR WARRANTY,EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY ORCOMPLETENESS OF ANY DATA DELIVERED TO ASSIGNEE WITH RESPECT TOTHE ASSETS, OR CONCERNING THE QUALITYOR. QUANTITY OFHYDROCARBON RESERVES, IF ANY, ATTRIBUTABLE TO THE ASSETS, OR THE ABILITY OF THEASSETS TO PRODUCE HYDROCARBONS, OR THEPRICES THAT ASSIGNEE WILL BE ENTITLED TO RECEIVE FOR SUCHHYDROCARBONS.

3.     This  Assignment  is being  made  pursuant  to the terms of that  certain
       Acquisition and Purchase Agreement dated June 14, 2013 by and among Assignee and Assignor (the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

       Assignee will bear all expenses which are incurred in respect of the Assets after the Effective Date, and Assignee will receive all proceeds in respect of the Assets attributable to the period after the Effective Date, Assignor will bear all expenses which are incurred in respect of the Assets before the Effective Date, and Assignor will receive all proceeds collectible in respect of the Assets attributable to the period prior to the Effective Date (regardless of whether such proceeds are received prior to or after the Effective Date). Subject to the terms hereof, all monies, proceeds, receipts, credits and income attributable to the ownership arid operation of the Assets (i) for all periods of time from, arid including, the Effective Date, shall be the sole property and entitlement of Assignee, and to the extent received by Assignor, Assignor shall promptly after such receipt, fully disclose, account for and transmit same to Assignee and (ii) for all periods of time prior to the Effective Date, shall be the sole property and entitlement of Assignor, and to the extent received by Assignee, Assignee shall promptly fully disclose, account for and transmit same to Assignor.

   4. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, their respective successors and assigns.

   5. This Assignment shall be governed by and construed in accordance with the laws of the State of Montana without regard to its conflict of law provisions.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Leases & Bill of Sale on the date(s) set forth in their respective acknowledgments below, but to be effective for all purposes as of the Effective Date.

                                                                   ASSIGNOR


                                                                   Jake Oil, LLC